UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 13, 2007
                        (Date of Earliest Event Reported)

                                  m-Wise, Inc.
             (Exact name of Registrant as specified in its charter)


            Delaware                      333-106160              11-3536906
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                3 Sapir Street, Herzelyah, Pituach, Israel 46852
               (Address of principal executive offices) (Zip Code)

                        Registrant's telephone number, including area code:


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chairman and Chief Executive Officer

a. In accordance with a board resolution dated February 8, 2007 (the "Board Resolution") m-Wise, Inc. (the "Registrant") elected Mr. Mordechai Broudo as Chairman of the Board of Directors of the Registrant, effective immediately.

Mr. Broudo is one of the registrant's co-founders and has been a director since its inception. Mr. Broudo has been acting as its Chief Executive Officer since June 2001.

Mr. Broudo will be based at the Registrant's subsidiary's executive offices in Israel.

b. In accordance with a board resolution dated February 8, 2007 (the "Board Resolution") m-Wise, Inc. (the "Registrant") elected Mr. Zach Sivan as Chief Executive Officer of the Registrant, effective immediately.

Mr. Sivan has served as the registrant's vice president sales & marketing since January 2002. Mr. Sivan has a proven track record in sales, business development, distribution channel development and M&A within the telecoms and enterprise messaging industries. As vice president business development for Onset Technology, a messaging software provider, Mr. Sivan led the company's European sales and strategic alliances with large vendors. His prior background also includes serving as vice president planning & business development at New E-mail Communication Systems, and as an advocate at Tunik & Co. Law firm.

Mr. Sivan will be based at the Registrant's subsidiary's executive offices in Israel.

Earlier today the Registrant issued a press release announcing the election of Mr. Broudo and Mr. Sivan. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number             Description

99.1     Press Release


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                         m-WISE, INC.



                                         \s\ Mordechai Broudo
                                         -------------------------
                                         Mordechai Broudo
                                         Chairman

February 13, 2007